Exhibit 10.3

A. SCHULMAN, INC.

AMENDED AND RESTATED

2006 INCENTIVE PLAN

INSTRUCTIONS FOR COMPLETING 2012 WHOLE SHARE AWARD

AGREEMENT FOR NON-EMPLOYEE DIRECTORS

Code Sheet

The following codes are used in this Award Agreement and should be replaced using your computer’s “Replace” function.

VTA	Grantee’s name (all capital letters)

VTB	Grant Date (all capital letters)

Vtb	Grant Date (initial capital letters only)

Vtc	Person to contact for more information

Vtd	Contact’s telephone number, including area code

Vte	Director target cash amount for equity

Vtf	Number of whole Shares granted (insert only the number in Arabic numerals)

Vtg	Contact’s street address

Vth	Contact’s city, state and zip code

Vti	Calendar year in which grant is made (e.g., 2012)

Vtq	Grantee’s name (initial capital letters only)

A. SCHULMAN, INC.

AMENDED AND RESTATED

2006 INCENTIVE PLAN

2012 WHOLE SHARE AWARD AGREEMENT GRANTED TO

VTA on VTB

A. Schulman, Inc. (“Company”) believes that its business interests are best served by extending to you an opportunity to earn additional compensation based on the growth of the Company’s business. To this end, the Company adopted, and its stockholders approved, the A. Schulman, Inc. Amended and Restated 2006 Incentive Plan (“Plan”) as a means through which non-employee directors like you may share in the Company’s success. Capitalized terms that are not defined herein shall have the same meanings as in the Plan.

This Award Agreement describes your Award and the terms and conditions of your Award. To ensure you fully understand these terms and conditions, you should:

•	Read the Plan carefully to ensure you understand how the Plan works;

•	Read this Award Agreement carefully to ensure you understand the nature of your Award and what you must do to earn it; and

•	Contact Vtc at Vtd if you have any questions about your Award.

Also, no later than Vte, you must return a signed copy of the Award Agreement to:

Vtc

A. Schulman, Inc.

Vtg

Vth

1.	Nature of Your Award. You have been granted an Award of consisting of the number of unrestricted Shares set forth in this Award Agreement (“Whole Shares”). The terms and conditions affecting your Award are described in this Award Agreement and the Plan, both of which you should read carefully.

a.	Grant Date: Vtb.

b.	Number of Shares: You have been granted Vtf Whole Shares, determining by dividing: (i) Vte; by (ii) the average reporting closing price of a Share during the 30 day period ending on the day prior to the Grant Date, and rounding resulting number of Shares to the nearest whole Share.

2.	Miscellaneous.

a.	Governing Law: This Award Agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio, except to the extent that the Delaware General Corporation Law is mandatorily applicable.

b.	Other Agreements: Also, your Shares will be subject to the terms of any other written agreements between you and the Company or a Related Entity to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.

*****

You may contact Vtc at the address or number given below if you have any questions about your Award or this Award Agreement.

*****

Your Acknowledgment of Award Conditions

Note: You must sign and return a copy of this Award Agreement to Vtc at the address given below no later than Vte.

By signing below, I acknowledge and agree that:

•	A copy of the Plan has been made available to me;

•	I consent to the terms and conditions of the Plan and this Award Agreement.

•	I must return a signed copy of this Award Agreement to the address shown below by Vte.

VTA	A. SCHULMAN, INC.

By:
(signature)

Date signed:	Date signed:

A signed copy of this Award Agreement must be sent to the following address no later than Vte:

Vtc

A. Schulman, Inc.

Vtg

Vth

Vtd

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